Securities and Exchange Commission

                         Washington, DC  20549

                               Form 8-K

                            Current Report

                Pursuant to Section 13 to 15(d) of the
                     Securities Exchange Act 1934


                  Date of Report September 19, 1994
                   (Date of earliest event reported)




                California Energy Company, Inc.
        (Exact name of registrant as specified in its charter)




      Delaware             1-9874                  94-2213782
(State of other       (Commission File          (IRS Employer
jurisdiction of        Number)                  Identification No)
incorporation)



      10831 Old Mill Road       Omaha, Nebraska         68154
(Address of principal executive offices)               Zip Code



Registrant's Telephone Number, including area code: (402)330-8900



                           N/A
     (Former name or former address, if changed since last report)

ITEM 5.  Other Events

Execution of Power Purchase Agreements

      On September 19, 1994, the Registrant announced that the Registrant, Bonneville Power Administration ("BPA") and Eugene Water & Electric Board ("EWEB") executed the final Power Purchase Agreements for a 30 MW geothermal pilot project planned to be constructed at the Newberry site near Bend, Oregon. BPA will purchase 20 MW and EWEB will purchase 10 MW from the facility under the terms of the 50 year purchase contracts. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.


Proposed Magma Acquisition

      On September 19, 1994, the Registrant announced that it had transmitted a letter to the Chairman and the President and Chief Executive Officer of Magma Power Company proposing to acquire Magma Power for $35 per share, consisting of $25 per share in cash and $10 in market value per share of the Registrant's common stock. A copy of the press release issued by the Registrant is set forth as Exhibit 2 hereto and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits

      Exhibit 1 - Press Release dated September 19, 1994.
      Exhibit 2 - Press Release dated September 19, 1994.

                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                California Energy Company, Inc.



                                By:   /s/Douglas L. Anderson
                                      Douglas L. Anderson
                                      Assistant Secretary

Dated:  September 22, 1994